UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM SB-2

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              (Amendment No. 4)

                       Wine Systems Design, Inc.
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             (Name of small business issuer in its charter)

        Nevada                   4961                86-1005291
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(State or jurisdiction    (Primary Standard        (I.R.S. Employer
 of incorporation or         Industrial           Identification No.)
    organization)        Classification Code
                              Number)

                             8343 E. Earll Drive
                            Scottsdale, AZ 85251
                               (480) 423-0447
          -----------------------------------------------------------
         (Address and telephone number of principal executive offices)

                             8343 E. Earll Drive
                             Scottsdale, AZ 85251
                                (480) 423-0447
         -------------------------------------------------------------
         (Address of principal place of business or intended principal place of business)

                             Michael G. Quinlan
                             8343 E. Earll Drive
                             Scottsdale, AZ 85251
                                (480) 423-0447
         -------------------------------------------------------------
           (Name, address and telephone number of agent for service)
                              Copies to:
                              ----------
                       NevWest Securities Corporation
                 2654 West Horizon Ridge Pkwy, Suite B-3
                            Henderson, NV 89052
                                (702) 257-4660
        ---------------------------------------------------------------
Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.[]___________________________________________
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.[]
_________________________________________________
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration statement for the same offering.[]
_________________________________________________
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[]

                 CALCULATION OF REGISTRATION FEE

                                             Proposed
 Tile of each                  Proposed       maximum
   class of        Dollar      maximum       aggregate   Amount of
 securities to  amount to be   offering      offering  registration
 be registered   registered  price per unit   price(1)      fee
-----------------------------------------------------------------
 Common Stock     $52,000       $0.25        $52,000       $13.00

(1) Estimated solely for the purpose of calculating the registration fee under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                       Prospectus
                                                       ----------
                    Wine Systems Design, Inc.
                 208,000 Shares of Common Stock

Wine Systems Design, Inc. ("WSD" or the "Company") is offering an aggregate of 208,000 shares of WSD's common stock ("Shares") to be sold, from time to time, by one or more of the selling stockholders of WSD (collectively, "Selling Stockholders").

The per share offering price of the Shares will be based on the bid price for WSD's common stock on the dates of specific sales, unless shares are sold in private transactions. Consequently, no determination can be made as to actual pricing matters. The Registrant anticipates that firms that sell any of the Shares for accounts of the Selling Stockholders will charge normal brokerage commissions. However, the Registrant cannot provide specific information pertaining to the identity of such firms and/or the amount of such commissions. WSD and the Selling Stockholders have no brokerage agreements or other agreements for the sale of the Shares. The costs of selling the Shares, by a conservative estimate, should not exceed ten percent of the gross value of the stock. The proceeds from the sale of the Shares will go directly to the Selling Stockholders and will not be available to WSD.

Prior to this offering, there has been no public market for WSD's
common  stock.   Neither  the  Nasdaq  National  Market  nor  any
national securities exchange lists WSD's common stock.

-----------------------------------------------------------------
|   Investment in the shares involves a high degree of risk.    |
|           See "risk factors" starting on page 3.              |
-----------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

During the offering period, we are required to update this prospectus to reflect any facts or events arising after the effective date of the Registration Statement filed with the SEC that represent a fundamental change in the information set forth in the Registration Statement.

         WSD does not plan to use this offering prospectus
                       before the effective date.

                         Wine Systems Design, Inc.
                           8343 E. Earll Drive
                           Scottsdale, AZ 85251
                             (480) 423-0447

          The date of this Prospectus is October 25, 2001

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



                        TABLE OF CONTENTS

                                                                      PAGE
PART I: INFORMATION REQUIRED IN PROSPECTUS                              3
 Item 3.  Summary Information and Risk Factors.                         3
 Item 4.  Use of Proceeds.                                              6
 Item 5.  Determination of Offering Price.                              6
 Item 6.  Dilution.                                                     6
 Item 7.  Selling Security Holders.                                     7
 Item 8.  Plan of Distribution.                                         8
 Item 9.  Legal Proceedings.                                            8
 Item 10. Directors, Executive Officers, Promoters and Control
          Persons.                                                      9
 Item 11. Security Ownership of Certain Beneficial Owners and
          Management.                                                  10
 Item 12. Description of Securities.                                   10
 Item 13. Interest of Named Experts and Counsel.                       11
 Item 14. Disclosure of Commission Position of Indemnification
          for Securities Act Liabilities.                              11
 Item 15. Organization Within Last Five Years.                         12
 Item 16. Description of Business.                                     12
 Item 17. Management's Discussion and Plan of Operation.               15
 Item 18. Description of Property.                                     17
 Item 19. Certain Relationships and Related Transactions.              17
 Item 20. Market for Common Equity and Related Stockholder
          Matters.                                                     17
 Item 21. Executive Compensation.                                      18
 Item 22. Financial Statements.                                        19
 Item 23. Changes In and Disagreements With Accountants on
          Accounting and Financial Disclosure.                         28

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS                        29
 Item 24. Indemnification of Directors and Officers.                   29
 Item 25. Other Expenses of Issuance and Distribution.                 29
 Item 26. Recent Sales of Unregistered Securities.                     30
 Item 27. Exhibits.                                                    30
 Item 28. Undertakings.                                                30

SIGNATURES                                                             33

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


           PART I: INFORMATION REQUIRED IN PROSPECTUS

Item 3. Summary Information and Risk Factors.

The Company

Wine   Systems   Design,  Inc.  ("WSD"  or  the  "Company")   was
incorporated in the State of Nevada on August 31, 2000.   WSD  is
engaged in the business of installing and maintaining high-end, high-profile wine-cellar cooling systems.

As of the date of this Prospectus, WSD has 10,508,000 shares of $0.001 par value common stock issued and outstanding.

WSD's administrative office is located at 8343 E. Earll Drive, Scottsdale, Arizona 85251, telephone (480) 423-0447.

WSD's fiscal year end is June 30.

The Offering

The Offering consists entirely of shares offered by the Selling Stockholders. WSD is offering no shares. The Selling Stockholders are offering 208,000 shares of common stock at market prices as soon as practicable after this Registration Statement becomes effective.

The  proceeds  of the Offering will go directly  to  the  Selling
Stockholders.  None of the proceeds will be available to WSD.

The Selling Stockholders will sell the Shares at prevailing market prices. The price per share is likely to be based on the bid price for WSD's common stock on the dates of specific sales, unless the Shares are sold in private transactions. Consequently, at this time, WSD cannot make a determination of the price.

WSD's  Transfer  Agent is Executive Registrar &  Transfer  Agency
(Attn. Brian Kelly), 3118 W. Thomas Road, Suite 707, Phoenix,  AZ
85017, phone (602) 415-1273.

WSD has agreed to pay all costs and expenses relating to the registration of its common stock, but the Selling Stockholders will be responsible for any related commissions, taxes, attorney's fees, and related charges in connection with the offer and sale of the Shares. The Selling Stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

The purchase of the Common Stock of this Offering hereby involves a high degree of risk. The Common Stock offered in this Prospectus is for investment purposes only and currently no market for the common Stock exists. (See "Risk Factors" and "Dilution").

Risk Factors

Investment  in  the  securities offered hereby  involves  certain risks and is suitable only for investors of substantial financial
means.   Prospective  investors  should  carefully  consider  the
following  risk  factors  in

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

addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Special Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements, including statements concerning possible or assumed future results of operations of WSD and those preceded by, followed by or that include the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document, could affect WSD's future results and could cause those results to differ materially from those expressed in such forward-looking statements. These factors include
-  material adverse changes in economic conditions in the markets
   WSD serves;
- future regulatory actions and conditions in WSD's operating areas;
-  competition from others; and
-  other risks and uncertainties.

WSD Has No Demonstrable Track Record of Successful Operations

WSD was formed in August 2000. WSD has no demonstrable operations record, on which you can evaluate the business and its prospects. WSD's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. WSD cannot guarantee that it will be successful in accomplishing its objectives. To date, WSD has not achieved profitability and may incur losses in the next twelve to eighteen months.

WSD  May  not  Be Able to Attain Profitability Without Additional
Funding, Which May Be Unavailable

WSD has limited capital resources. Unless WSD begins to generate sufficient revenues to finance operations as a going concern, WSD may experience liquidity and solvency problems. While WSD does not foresee such difficulties in the next twelve months, liquidity and solvency problems may force WSD to go out of business if additional financing is not available.

WSD's Market Niche is Particularly Vulnerable in Economic Downturns

Wine cellars are luxury items that aren't necessities. In an economic downturn, less people would be installing and/or upgrading wine cellars. Consequently, in a downturn, the demand for WSD's products and services is likely to fall. As a result, WSD may not generate sufficient revenues to continue operations.

WSD Operates in a Small Regional Market, Which Exposes WSD to
Regional Economic Fluctuations

Initially,  WSD's  sales  will  be  concentrated  in   a   single
metropolitan  area  around  Phoenix,  Arizona.   A  slowdown   in
residential growth in that area may result in a smaller order flow and lower revenues.

Principal Stockholders, Officers and Directors Control the
Majority of Outstanding Stock in WSD

The directors and executive officers and their affiliates beneficially own approximately 95% of the outstanding common stock. As a result, these stockholders could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate


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

transactions.   This  concentration of  ownership  may  have the
effect of delaying or preventing a change in control of WSD.

WSD Does not Have Employment Contracts with Top Management

The operations of WSD depend substantially on the skills and experience of the current management team. Without employment contracts, WSD may lose current management to other pursuits without a sufficient warning and, consequently, go out of business.

Top Management of WSD May Have Substantial Conflicts of Interest

Top management of WSD may have a conflict of interest with WSD because of their involvement with Quinlan Air Conditioning and Heating, a similar business that may compete with WSD.

The Stock of WSD Is a Speculative Investment That May Result in
Losses to Investors

WSD  has  never paid nor plans to pay any dividends.   Thus,  the
investors may realize a positive return on their investment only from capital appreciation of their WSD stock.

As of the date of this Registration Statement, there is no public market for WSD's Common Stock. This Registration Statement is a step toward creating a public market for WSD's stock, which may enhance the liquidity of WSD's shares. However, there can be no assurance that a meaningful trading market will develop. WSD makes no representation about the value of its Common Stock.

If the stock ever becomes tradable, the trading price of WSD's common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, the gain or loss of significant customers, changes in earning estimates by analysts, announcements of technological innovations or new solutions by WSD or its competitors, general conditions in service industries, and other events or factors, many of which are beyond WSD's control. In addition, the stock market may experience extreme price and volume fluctuations which, without a direct relationship to the operating performance, may affect the market price of WSD's stock.

WSD Stock Is Likely to Be Subject to Penny Stock Regulation

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that


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


becomes subject to the penny stock rules,  and
accordingly,  customers  in  Company  securities  may   find   it
difficult to sell their securities, if at all.

Item 4. Use of Proceeds.

The  proceeds  of the Offering will go directly  to  the  Selling
Stockholders.  None of the proceeds will be available to WSD.

Item 5. Determination of Offering Price.

The Selling Stockholders may sell all or part of their shares in the over-the-counter market at prices related to the prevailing market prices of WSD's common stock at the time. The price per share is likely to be based on the bid price for WSD's common stock on the dates of specific sales, unless shares are sold in private transactions. Consequently, WSD currently cannot make a determination of the price.

Item 6. Dilution.

Not applicable.

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


Item 7. Selling Security Holders.

The  following  table  sets forth (i) the number  of  outstanding shares,  beneficially owned by the selling stockholders prior  to the offering; (ii) the aggregate number of shares offered by each such  stockholder  pursuant  to this prospectus;  and  (iii)  the amount  and  the  percentage of the class to  be  owned  by  such security holder after the offering is complete:
------------------------------------------------------------------------

Name of Beneficial Owner  Number of      Number of   Number of     Percentage
     of Common Stock        Shares        Shares      Shares       of Shares
                          Beneficially    Offered   Beneficially   Beneficially
                            Owned                      Owned          Owned
                            before                     after          after
                             the                        the            the
                           Offering                   Offering      Offering
--------------------------------------------------------------------------------
Earl Gilbrech              400,000        100,000     300,000         2.9%
Jack Davelaar               4,000          4,000       None           None
Christina Investments,Inc(1)4,000          4,000       None           None
Carl Suter                  4,000          4,000       None           None
Thomas Beck                 4,000                      None           None
Joe Glen                    4,000          4,000       None           None
John Shaffer                4,000          4,000       None           None
Providential Management     4,000          4,000       None           None
Group, LTD(2)
Kenneth Laurent             4,000          4,000       None           None
Todd Laurent                4,000          4,000       None           None
Pamela Grover               4,000          4,000       None           None
Carl Grover,Jr.             4,000          4,000       None           None
Success Enterprises, LLC(3) 4,000          4,000       None           None
Shantel Denny               4,000          4,000       None           None
Lamar Wasescha              4,000          4,000       None           None
Edward Stowe                4,000          4,000       None           None
Mary Piccolo                4,000          4,000       None           None
James Piccolo               4,000          4,000       None           None
Club Realty(4)              4,000          4,000       None           None
Jack Hester                 4,000          4,000       None           None
William Karbula             4,000          4,000       None           None
David Palmieri              4,000          4,000       None           None
Gary Sanchez                4,000          4,000       None           None
Jake Jacobson               4,000          4,000       None           None
Michael Sanchez             4,000          4,000       None           None
Carolyn Butler              4,000          4,000       None           None
Dale Trier                  4,000          4,000       None           None
Christos Loukas             4,000          4,000       None           None
--------------------------------------------------------------------------------
(1)  Paul W. Andre controls Christina Investments, Inc.
(2)  Lucas Zlosilio controls Providential Management Group, LTD.
(3)  Ross Denny controls Success Enterprises, LLC.
(4)  Steven Smith controls Club Realty.

None of the Selling Stockholders has been affiliated with WSD  in any  capacity  in the past three years.  None of  the  Selling
Stockholders   is  a  broker/dealer  nor  an   affiliate   of   a
broker/dealer.

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

Item 8. Plan of Distribution.

The selling stockholders may offer their shares at various times in one or more of the following transactions:
-  in the over-the-counter market;
-  on any exchange on which the shares may hereafter be listed;
-  in negotiated transactions other than on such exchanges;
-  by pledge to secure debts and other obligations;
-  in  connection with the writing of non-traded and exchange-
   traded   call  options,  in hedge  transactions, in  covering
   previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or
-  in a combination of any of the above transactions.

The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

The  selling  stockholders may use broker/dealers to  sell  their
shares.   The  broker/dealers will either  receive  discounts  or
commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

Some of the Selling Stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the Selling Stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The Selling Stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The Selling Stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the Shares by the Selling Stockholders. Under the rules and regulations of the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to WSD's common stock for a period of two business days prior to the commencement of such distribution.

The Selling Stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The Shares offered hereby are being registered by WSD, and WSD has paid the expenses of the preparation of this Prospectus. WSD has not made any underwriting arrangements with respect to the sale of shares offered hereby.

Item 9. Legal Proceedings.

No director, officer, significant employee, or consultant of WSD has been convicted in a criminal proceeding, exclusive of traffic violations.

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

No director, officer, significant employee, or consultant of WSD has been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee, or consultant of WSD has been convicted of violating a federal or state securities or commodities law.

Certain aspects of WSD's business involve risks of liability. For example, there can be no assurance that third parties will not claim that WSD has misappropriated their creative ideas or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require WSD to enter into costly royalty or licensing arrangements to prevent WSD from using important technologies or methods, any of which could have a material adverse effect on WSD's business, financial condition or operating results.

Item  10.  Directors, Executive Officers, Promoters  and  Control
Persons.

Directors, Executive Officers, Promoters and Control Persons

Each of WSD's directors is elected by the stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing, or compensation committees.

The following table sets forth certain information regarding executive officers and directors of WSD as of the date of this Registration Statement:


     Name and Address         Age              Position
-------------------------------------------------------------------
Michael G. Quinlan             31      President, CFO, and Director
8343 E. Earll Drive
Scottsdale, AZ. 85251

Michelle R. Quinlan            32      Secretary and Director
8343 E. Earll Drive
Scottsdale, AZ. 85251

The persons named above have held their office/position since inception of WSD and are expected to hold their office/position until the next annual meeting of WSD's stockholders.

Background of Directors, Executive Officers, Promoters and Control
Persons

Michael G. Quinlan, President, CFO, and Director, was employed by SunVek, a leading remodeling, roofing, and air conditioning firm from November 1995 to February 1997. While at SunVek, Mr. Quinlan specialized in installing large air conditioning systems. From February 1997 to present, Mr. Quinlan has been self-employed at Quinlan Air Conditioning and Heating in the air conditioning/refrigeration industry. Quinlan Air Conditioning and Heating is currently generating several hundred thousand dollars a year in sales.

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

Michelle R. Quinlan, Secretary and Director, has handled the administrative duties and assisted in the sales of air conditioning systems for Quinlan Air Conditioning and Heating from 1996 to present. In 1998, Mrs. Quinlan implemented a financing and alternative payment program for the customers that substantially increased the marketability and sales of Quinlan Air Conditioning and Heating.

Family Relationships

Michael G. Quinlan and Michael G. Quinlan are husband and wife.

Conflicts of Interest

Michael G. Quinlan and Michelle R. Quinlan may have a conflict of interest with WSD because of their involvement with Quinlan Air Conditioning and Heating. However, Mr. Quinlan devotes the majority of his time to the Wine Systems Design. In the future, WSD will draft an employment agreement to minimize potential conflicts of interest.

Item  11. Security Ownership of Certain Beneficial  Owners  and
          Management.

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of WSD's Common Stock by all persons known by WSD to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to WSD's knowledge, either sole or majority voting and investment power.

             Name and                           Amount of
            Address of                           shares
Title Of    Beneficial                           held by    Percent of
 Class    Owner of Shares        Position         Owner       Class
--------------------------------------------------------------------------

Common    Michael G.Quinlan      President and   10,000,000     95%
          8343 E.Earll Dr.       Director
          Scottsdale, AZ. 85251


Common    Michelle R. Quinlan    Secretary  and     None       None
          8343  E.Earll Dr.      Director
          Scottsdale, AZ. 85251


Common                           Executive       10,000,00      95%
                                 Officers and
                                 Directors
                                 as a Group

Item 12. Description of Securities.

WSD's authorized capital stock consists of 25,000,000 shares of common stock, par value $0.001 per share. The holders of WSD's common stock:
- have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by WSD's Board of Directors;
- are entitled to share ratably in all of WSD's assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of WSD's affairs;
- do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

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



- are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

Non-Cumulative Voting

Holders of shares of WSD's common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After  this  offering,  WSD will furnish  its  shareholders  with
annual   financial   reports  certified  by   WSD's   independent
accountants, and may, in WSD's discretion, furnish unaudited quarterly financial reports.

Item 13. Interest of Named Experts and Counsel.

None.

Item 14. Disclosure of Commission Position of Indemnification for
Securities Act Liabilities.

Indemnification of Directors and Officers

WSD's Articles of Incorporation, its Bylaws, and certain statutes provide  for the indemnification of a present or former  director
or  officer.   See  Item  24 "Indemnification  of  Directors  and
Officers."

The Securities and Exchange Commission's Policy on Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Organization Within Last Five Years.

Wine Systems Design, Inc. ("WSD" or the "Company") was incorporated in the State of Nevada on August 31, 2000. WSD is pursuing a business plan of becoming a high-end, high-profile wine-cellar cooling system company. As of the date of this Prospectus, WSD has generated only limited revenues.

See Item 26 "Recent Sales of Unregistered Securities" for the capitalization history of WSD.

Item 16. Description of Business.

A.   Business Development and Summary

Wine   Systems   Design,  Inc.  ("WSD"  or  the  "Company")   was
incorporated in the State of Nevada on August 31, 2000.   WSD  is
engaged in the business of installing and maintaining high-end, high-profile wine-cellar cooling systems.

WSD's  administrative office is located at 8343 E.  Earll  Drive,
Scottsdale,  Arizona  85251,  telephone  (480)  423-0447.   WSD's
registered agent is Corporate Service Center, Inc., 1475 Terminal
Way, Suite E, Reno, Nevada 89502-3225.

WSD's fiscal year end is June 30.

B.Business of Issuer

(1)  Principal Products and Services and Principal Markets

WSD is in the business of installing and maintaining high-end wine-cellar cooling systems. WSD is commencing its operations in Arizona with plans eventually to expand to other regions. Initially, WSD is capitalizing on a growth boom in the Phoenix metro area.

WSD offers a Wine Refrigeration System, which includes a custom designed refrigeration unit. "Wine Refrigeration System" is a high-end air-conditioning system that is built specifically to the dimensions of wine cellar. WSD uses TXV (Thermal Expansion Valve), which controls the metering of the refrigerant to the indoor coil and maintains a constant superheat. Superheating is the heating of the refrigerant above its boiling point without causing vaporization. WSD will install at the customer request a humidifier that regulates the humidity in the wine cellar. These humidifiers must be designed for the exact size of the cellar.

For each project, WSD typically enters into a contract with a general contractor. WSD bills the counter-party at the end of each month with a 60-day payment term. WSD does not intend to enter into standardized contracts with its purchasers.

As of the date of this Registration Statement, WSD has commenced installation of refrigeration units on approximately 40 sites. Depending on the complexity and size of each project, WSD will install one or more individual refrigeration units at each
site.   For approximately 25 of the 40 projects, WSD has
entered into agreements with general contractors. The rest of the projects involve agreements with individual homeowners.
The Company also has bid on approximately 10 more projects.

WSD offers its clients weekly, monthly, and annual maintenance programs supported by a qualified staff of technicians. As of the date of this Prospectus, WSD has not commenced its maintenance service operations. The primary reason for this is that most recently installed units are brand-new and do not yet require maintenance. WSD expects its first maintenance contracts to commence in the third quarter of calendar 2001.

Currently WSD only installs the cooling systems and does not design the actual wine cellars. However, in the future WSD plans to offer installation of wine racking. WSD may either purchase the racking wholesale from other manufacturers or possibly make its own line of racking. After getting involved in racking installation, WSD may also move into total wine cellar design, which would involve working with architects on original setup and planning from scratch.

In the future, WSD also plans to extend its product/service offerings to address the needs of fur storage, floral storage, and tobacco humidors.

(2)  Distribution Methods of the Products or Services

WSD's marketing strategy is to promote its products among wine enthusiasts who desire the best equipment specifically designed for wine cellars. A priority for such wine enthusiasts is to protect the investment into a fine wine collection.

Currently, the target market includes high-end custom homes in the Phoenix, AZ, area. WSD current contracts are exclusively in that area. However, WSD has bids out in several other states and one bid in Korea for residential units. In addition to residential markets, WSD expects to be able to move into the commercial market and currently has one system under bid out for a local restaurant.

WSD plans to reach its target customer through several direct and indirect channels. In an effort to generate awareness of its products and services, WSD will work with custom homebuilders, wine distributors, and specialty wine stores in target markets. In the initial stages, the cost-effective word-of-mouth advertising will play a significant role.

A consistent reach and frequency of advertising throughout the year should be effective in achieving WSD's goal of penetrating the niches of Racking and total Cellar Design in six to twelve months.

(3)  Status of any announced new product or service

None.

(4)  Industry background

WSD believes that, as wine connoisseurs choose to store expensive wines at home, there will be a demand for wine cellar cooling systems. A bottle of rare wine could cost several thousand dollars, and such investment would be in jeopardy if the owner does not store such wine in proper conditions. Hence, wine cellars in the last few years have become very popular for high end (over one million dollar) homes.

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

Unfortunately, for many years, owners of private wine cellars had to rely on climate control systems that were not designed specifically for their needs. That frequently resulted in very expensive wine collections being ruined by storage in damaging temperature or humidity conditions.

The competition in the wine cellar industry is very sparse and spread out. There is not one company that dominates the market.

The main competitors of WSD are primarily providers of standard air-conditioning hardware and services. Typically, the prices of competitors are relatively high because of their inability to build a custom unit for a specific wine cellar.

WSD believes that its products and services provide a solution with more versatility and features and have superior performance over other competitors. However, there can be no assurance that WSD's perceptions of its competitive strength are accurate.

(5)  Raw Materials

WSD uses materials and equipment that are widely available from multiple suppliers. WSD installs the following brands of equipment: Heat Craft, Larkin, Bohn, Copeland, MagicAire, Total Line, and Ranco. WSD's business does not depend disproportionately on any single supplier or a group of suppliers.

Currently,  WSD uses the following five suppliers  of  equipment:
RSD Refrigeration Supply Distributor, American Refrigeration Supply, Pamela, Signer and Reeves, and Web Distributors. WSD does not expect any delays in receiving equipment from its suppliers. WSD currently purchases equipment at list prices. However, as the volume of purchases increases, WSD may be in a position to obtain equipment at a discount.

(6)   Customers

WSD plans to direct the majority of its sales to new home construction projects and some high-end restaurants. The typical customer is someone who maintains a medium to a large collection of wine. WSD does not expect that a single customer will account for a disproportionately large share of WSD's sales. Currently, WSD has a backlog of approximately 40 projects worth approximately $50,000.

WSD  carries  a  $500,000  policy  to  insure  against  potential
liability   for   damages  resulting  from   possible   equipment
malfunction.

(7)  Intellectual Property

WSD does not have any patents, trademarks, licenses, franchises, concessions or royalty agreements.

There can be no assurance that third parties will not bring claims of patent or technology infringement against WSD or claim that WSD's use of certain technologies violates a patent. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require WSD to enter into costly royalty or licensing arrangements to prevent WSD from using important technologies or methods, any of which could have a material adverse effect on WSD's business, financial condition or operating results.

(8)  Need for Government Approval

WSD's business involves handling refrigerants, which are considered hazardous materials. WSD's technicians must be qualified and properly certified by the Environmental Protection Agency (EPA) to work with such materials. WSD holds a C-39 contractors license in the state of Arizona.

(9)  Effect of existing or probable government regulations

As  outlined above, various aspects of WSD's business are or  may
become  subject  to government regulation and/or  approval.   Any
changes in the regulatory environment are likely to affect WSD's business, results of operation, and financial condition.

(10) Research and Development

WSD   does   not  devote  material  resources  to  research   and
development activities.

(11) Environmental Issues

WSD  installs  systems  that use refrigerants.   The  use  and/or
disposal of refrigerants is subject to proper refrigerant practices approved by the United States Environmental Protection Agency. A properly licensed employee can comply with such practices at no additional cost to WSD.

Michael Quinlan is certified as Type I and Type II Technician as required by 40 CFR, part 82, Subpart F and in accordance with section 608 of the Clean Air Act. Michael Quinlan completed testing and obtained his license in 1992. Michael Quinlan is the only WSD Employee that maintains a license.

(12) Employees

As  of  the  date of this Prospectus, WSD  has  three
employees.   WSD's employees are not represented by a  collective
bargaining agreement, and WSD believes that its relations with its employees are good.

WSD's growth plans may require additional staff. However, WSD does not expect to hire any additional staff at least for the next twelve months.

Item 17. Management's Discussion and Plan of Operation.

This section must be read in conjunction with Audited and Unaudited Financial Statements included in this Prospectus.

A.Management's Discussion

WSD was incorporated in the State of Nevada on August 31, 2000.
To date,WSD has:

-  organized operations,
-  capitalized itself through equity offerings,
- recruited and retained a management team and board of directors,
-  developed a business plan and commenced initial operations, and
-  secured a variety of equipment to use as needed.

In the initial approximately ten-month operating period from August 31, 2000 (inception) to June 30, 2001, WSD generated $76,884 in revenues and incurred $36,123 in the costs of sales resulting in a cumulative gross profit of $40,761. In the same period, the total general and administrative expenses were

$51,369. The majority of these expenses ($41,417) were payments for outside services. The resulting cumulative net loss for the period from August 31, 2000 (inception) to June 30, 2001 was $10,608, or $0.00 per share. That loss is attributable primarily to the costs of start-up operations.

WSD operates under fixed-price contracts. Revenues from contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date relative to the estimated total costs for each contract. The method used is considered by management to be the best available for progress on the contracts. Accounting for the cost of the fixed price contracts involves periodic revisions of the original estimates. The main variables included in the revision process are current prices of equipment
(from vendors' price lists) and the actual time spent on a project
- each compared to the original estimates. The revised total cost is based on the actual total costs incurred and the anticipated costs to complete the project given the newly-available information. The incurred costs include all items, for which WSD has assumed the risk, such as the installed equipment and non-returnable materials. For purposes of determining the amount of revenue to recognize, WSD includes items in costs incurred once the item has actually been installed. Materials purchased are immediately installed. Uninstalled materials specific to a particular job are returnable up until they have been installed. WSD does not maintain an inventory of uninstalled materials.

Typical contracts are material-intensive, so the majority of costs are incurred in the earlier months of the contract. Subcontract costs are incurred evenly throughout the contract. WSD bills customers and books revenues for the completed portion of work at the end of each month and requires the customer to pay within a 60-day period.

Contract cost includes all direct labor and benefits, materials unique to or installed in the project, subcontract costs, and allocations of indirect costs related to contract performance. General and administrative, selling, and all other non-contract performance type costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, conditions and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Claims are included in revenues, to the extent contract costs relating to the claim have been incurred, only when realization is probable and can be reliably estimated.

Costs attributable to unpriced change orders are deferred (excluded from the cost of contract performance) until the parties involved have agreed to the contract change if it is probable  that the costs will be recovered through  a  change  in contract price. If recovery is not probable, the costs are included as costs of contract performance in the period in which the costs are incurred. Change orders in dispute or unapproved as to both scope and price are accounted for as claims.

The company provides allowances for doubtful receivables equal to the estimated collection losses based on a review of the current status of existing receivables coupled with historical collection experience. Management considers all receivables existing at the balance sheet date to be collectible.

The  Company's  revenues  to date  have  consisted  mainly  of
receivables  and  underbillings.   Consequently,  the   Company's
operations from inception to June 30, 2001, resulted in a negative operating cash flow of $30,808.

The Company financed its initial operations by issuing common stock in exchange for cash and services. See Item 26 "Recent
Sales of Unregistered Securities."

As of June 30, 2001, the Company's assets consisted of $8,592 in cash and $61,749 in receivables. The Company's working capital was $59,487. The Company believes that its current working capital together with the projected cash flow will be sufficient to continue as a going concern for the next twelve months.

B.Plan of Operation

The Company designates the following as its priorities for the next six (6) to twelve (12) months:
- securing contracts for wine cooling systems installations and maintenance services; and
-  developing an advertising and marketing campaign.

Sales growth in the next six (6) to twelve (12) months is important for the Company's plan of operations. However, the Company cannot guarantee that it will generate such growth. If the Company does not generate sufficient cash flow to support its operations in the next twelve (12) to eighteen (18) months, it may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. However, there can be no assurance that the Company would be able to raise enough capital to stay in business.

C.Segment Data

As of June 30, 2001, the Company has generated sales revenue from a single segment of operations. Accordingly, no table showing percentage breakdown of revenue by business segment or product line is included.

Item 18. Description of Property.

WSD typically operates at the job site and does not require a fixed office space. Thus, the time and space requirements for office space at the designated administrative office (8343 E. Earll Drive, Scottsdale, Arizona, 85251) are insignificant. The majority shareholder receives a fee in return for management, advisory and other services rendered and incidental use of the shareholder's residence as a corporate address.

Item 19. Certain Relationships and Related Transactions.

The  majority  shareholder  receives  a  fee  in  return   for
management, advisory and other services rendered and incidental use of the shareholder's residence as a corporate address in the amount of $3,000 per month.

WSD uses three vehicles: a 1985 Chevy Truck, a 1998 Chevy Truck, and a 2000 Chevy Truck owned by Quinlan Air Conditioning and Heating, a company controlled by an officer and director of WSD. WSD bears no lease obligations with respect to these vehicles and pays for their use on a monthly basis. WSD's monthly payments for the use of the vehicles is approximately $565.00.

WSD has not engaged services of any promoters and, therefore, has no transactions with promoters to disclose in this section.

Item  20.  Market  for  Common  Equity  and  Related  Stockholder
Matters.

Market Information

As of the date of this Prospectus, there is no public
market in WSD's Common Stock.  This Prospectus  is  a
step toward creating a public market for WSD's stock, which may enhance the liquidity of WSD's shares. However, there can be no assurance that a meaningful trading market will develop. WSD makes no representation about the value of its Common Stock.

As of the date of this Prospectus,
- there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of WSD;
- there is no stock that currently could be sold pursuant to Rule 144 under the Securities Act or that WSD agreed to register for sale; in the future, 10,000,000 shares of Common Stock under Mr. Quinlan's control will be eligible for sale pursuant to Rule 144 under the Securities Act; and
- there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As   of  the  date  of  this  Prospectus,  WSD   has
approximately 10,508,000 shares of $0.001 par value common stock issued and outstanding held by approximately 29 shareholders of record. WSD's Transfer Agent is Executive Registrar & Transfer Agency (Attn. Brian Kelly), 3118 W. Thomas Road, Suite 707, Phoenix, AZ 85017, phone (602) 415-1273.

Dividends

WSD has never declared or paid any cash dividends on its common stock. For the foreseeable future, WSD intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including WSD's financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

Item 21. Executive Compensation.

                                       Compensation for the Period
                                       from Inception (August 31,
                                       2000) to June 30, 2000
                                     --------------------------------
 Name                 Position            Salary           Other
---------------------------------------------------------------------
Michael  G. Quinlan   President and        None 1         $10,000
                      Director                          (10,000,000
                                                         shares of
                                                       common stock
                                                       at par value)

Michelle R.Quinlan    Secretary and        None            None
                      Director


1      Michael  G.  Quinlan  receives  a  fee  in  return  for
management, advisory and other services rendered and incidental use of the shareholder's residence as a corporate address in the amount of $3,000 per month. However, Michael G. Quinlan has elected to waive payment of the fee in favor of a contribution to additional paid in capital.

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

Item 22. Financial Statements.

a) The following audited financial statements are included as part of this Prospectus:

-    Report of Michael L. Stuck CPA, P.C.

-    Balance Sheet as of June 30, 2001

-    Statement of Operations for the period from August 31, 2000
     (Inception) to June 30, 2001

-    Statement of Stockholder's Equity for the period from August
     31, 2000 (Inception) to June 30, 2001

-    Statement of Cash Flows for the period from August 31, 2000
     (Inception) to June 30, 2001

-    Notes to Financial Statements

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

                  Michael L. Stuck C.P.A., P.C.
                7585 E. Redfield Road, Suite 201
                      Scottsdale, AZ. 85260



                  INDEPENDENT AUDITOR'S REPORT



Board of Directors and Stockholders
Wine Systems Design, Inc.
Scottsdale, Arizona

We have audited the accompanying balance sheet of Wine Systems Design, Inc., a corporation, as of June 30, 2001 and the related statements of income, stockholders' equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Generally Accepted Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wine Systems Design, Inc. as of June 30, 2001, and its results of operations, and cash flows for the period then ended, in conformity with Generally Accepted Accounting Principles.

/s/ Michael L. Stuck

Michael L. Stuck
Certified Public Accountant

September 28, 2001
Scottsdale, Arizona

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

                             Wine Systems Design, Inc.
                                 Balance Sheet
                                 June 30, 2001



                                      ASSETS


CURRENT ASSETS
  Cash                                                               $   8,592
  Contracts Receivable                                                  61,749
                                                                   ------------
Total Current Assets                                                    70,341

PROPERTY AND EQUIPMENT                                                       -
                                                                   ------------
                                                                     $  70,341
                                                                   ------------

                        LIABILITIES AND STOCKHOLDER'S EQUITY


CURRENT LIABILITES
  Accounts Payable                                                   $   8,454
  Loan Payable                                                           2,400
                                                                   ------------
Total Current Liabilites                                                10,854

STOCKHOLDER'S EQUITY
  Common stock, $.001 par value,                                        10,508
  25,000,000, shares authorized,
  10,508,000 shares issued and
  outstanding
  Additional paid-in-capital                                            59,587
  Accumulated deficit
                                                                       (10,608)
                                                                   ------------
Total stockholder's equity                                              59,487
                                                                   ------------
                                                                     $  70,341


       The accompanying notes are an integral part of these statements.

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

                             Wine Systems Design, Inc.
                              Statements of Income

          For the Period August 31, 2000 (inception) to June 30, 2001





                                                                 August 31,2000
                                                                  (inception)to
                                                                   June 30,2001
                                                               ----------------
Revenue                                                               $ 76,884

  Cost of Sales                                                         36,123
                                                               ----------------
    Gross Profit                                                        40,761

Operating Expenses

  Filing Fees                                                              600

  Charitable donations                                                     300

  Bank charges                                                              57

  Dues & subscriptions                                                     374

  Office Supplies                                                          448

  Outside Services                                                      41,417

  Professional fees                                                      3,950

  Insurance                                                              1,028

  Postage                                                                  156

  Telephone                                                              2,208

  Vehicle expenses                                                         831
                                                               ----------------
                                                                        51,369
                                                               ----------------
Net Income (Loss) before                                               (10,608)

Income Taxes                                                                 -
                                                               ----------------
Net Income (Loss)                                                    $ (10,608)

Earnings Per Share of Common Stock                                     $ (0.00)

Weighted Average Number of Shares Outstanding                       10,400,000



          The accompanying notes are an integral part of these statements

                             Wine Systems Design, Inc.
                        Statement of Stockholders' Equity

                                    June 30, 2001

                                                     Paid in
                  Preferred    Common      Stock     Capital Accumulated
                     Stock      Stock      Amount     Amount   Deficit    Total

Balance August           -             -       $-        $-                 $-
31, 2000

Stock issued

8/31/00 Issued           -    10,000,000   10,000    10,000
to founder at
par value ($.001)


11/20/00                 -       400,000      400     9,600             10,000
Issued for
cash at $0.025
per share

2/28/01 Issued           -       108,000      108    26,892             27,000
for cash at
$0.25 per
share in a
private placement


1-1-01 to 6-30-01                          23,095                       23,095
management services


Accumulated deficit      -             -        -         -   (10,608) (10,608)
-------------------------------------------------------------------------------
Balance June 30,2001     -   $10,508,000  $10,508   $59,587  $(10,608) $59,487
===============================================================================


     The accompanying notes are an integral part of these statements

                             Wine Systems Design, Inc.
                             Statement of Cash Flows
           For the Period August 31, 2000 (inception) to June 30, 2001



                                                                August 31, 2000
                                                                 (inception) to
                                                                  June 30, 2001
                                                                ---------------
Net income (loss)                                                    $ (10,608)
Adjustments to reconcile net
income to net
    cash provided by operating activities:

Contracts Receivable                                                   (61,749)
     Accounts Payable                                                    8,454
     Stock issued for services rendered                                 10,000

     Capital contribution for services rendered                         23,095
                                                                ---------------
Cash Used in Operations                                                (30,808)
                                                                ---------------
Cash Used in Investing Activities

Cash Provided by Financing Activities

     Shareholder loan                                                    2,400
     Stock issued                                                       37,000
                                                                ---------------
                                                                        39,400
Net Change in Cash                                                       8,592
                                                                ---------------
Beginning Balance                                                            -
Ending Cash Balance                                                    $ 8,592
                                                                ===============


        The accompanying notes are an integral part of these statements.

                    Wine Systems Design, Inc.
                  Notes to Financial Statements
                          June 30, 2001


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of Operations
     -------------------------
     The Company was organized under the laws of the state of Nevada in 2000 and is authorized to do business in the
     United  States.  The  Company is engaged  primarily  in  the business of residential wine cooler installation in the state of Arizona. The length of the Company's contracts varies, but typically does not exceed twelve months. Accordingly, the assets and liabilities relating to the Company's contracts are classified as current. The Company grants credit to its customers.

     Method of Accounting
     --------------------
     These financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Consequently, revenues are recognized when earned and expenses are recognized when the obligation is actually incurred.

     Income Taxes and Cash Flows
     ---------------------------
     The Company accounts for income taxes and the statement of cash flows in accordance with Financial Accounting Standards
     Board Statement No. 109 and No. 95.

     Cash and Cash Equivalents
     -------------------------
     Cash and cash equivalents include all highly liquid investments with a maturity of three months or less when purchased.

     Revenue and Cost Recognition
     ----------------------------
     The Company operates under fixed-price contracts. Revenues from contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. The method used is considered by management to be the best available for progress on the contracts.

     Contract cost includes all direct labor and benefits, materials unique to or installed in the project, subcontract costs, and allocations of indirect costs related to contract performance. General and administrative, selling and all other non-contract performance type costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, conditions and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Claims are included in revenues, to the extent contract costs relating to the claim have been incurred, only when realization is probable and can be reliably estimated.

     Costs attributable to unpriced change orders are deferred (excluded from the cost of contract performance) until the parties involved have agreed to the contract change if it is probable that the costs will be recovered through a change in contract price. If recovery is not probable, the costs are included as costs of contract performance in the period in which the costs are incurred. Change orders in dispute or unapproved as to both scope and price are accounted for as claims.

                    Wine Systems Design, Inc.
                  Notes to Financial Statements
                    June 30, 2001 -continued


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -continued

     The asset, "costs and estimated earnings in excess of billings on contracts in progress," (underbillings) represents revenues recognized in excess of amounts billed.
     The liability, "billings in excess of costs and estimated earnings on contracts in progress," (overbillings) represents billings in excess of revenues recognized.

     The Company has entered into fixed price agreements with customers during the year. Estimating the total costs of the contract are a key function of determining the fixed price. Estimating the costs to complete involves reviewing original estimates and determining if the costs incurred are in line with the original cost estimates.Costs incurred from the accounting records and current prices are used as a factor in the revised estimate. Incurred costs include all items, for which the Company has assumed the risk, such as installed equipment and non-returnable materials.

     During the course of the fixed price contract the Company
     incurs various costs on the contract.   Due to the nature
     of the business the majority of material costs are generally
     incurred early in the contract.   Materials purchased are
     immediately installed. Uninstalled materials specific to a particular job are returnable up until they have been installed. The Company, however, does not maintain an inventory of uninstalled materials. Subcontract costs are incurred evenly throughout the contract.


     Contract Receivables
     --------------------
     The company provides allowances for doubtful receivables equal to the estimated collection losses based on a review of the current status of existing receivables coupled with historical collection experience. Management considers all receivables existing at the balance sheet date to be collectible.

     Comprehensive Income
     --------------------
     In June 1997, the Financial Accounting Standards Board issued Statement No. 130 "Reporting Comprehensive Income" ("SFAS 130"), which prescribes standards for reporting other comprehensive income and its components. Since the Company currently does not have any items of other comprehensive income, a statement of comprehensive income is not yet required.

     Financial Instruments
     ---------------------
     The carrying amounts reflected in the balance sheet for cash, contracts receivable and debt approximate their fair value.

     Fiscal Year End
     ---------------
     The Company's Fiscal Year End is June 30.

NOTE 2 - COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROGRESS

     As of June 30, 2001, the Company did not have any signed contracts in progress.

NOTE 3 - EARNINGS PER SHARE

     Earnings per share has been computed by dividing net income/(loss) by the weighted average number of common shares outstanding for the period. There are no items which are deemed to be common stock equivalents during the audit period.

NOTE 4: COMMON STOCK

     As of June 30, 2001, the Company had 10,508,000 shares of common stock, par value $0.001, issued and outstanding.

NOTE 5 - LEASE COMMITMENTS

     The  Company incurred rental expense of $6,044 for equipment
     under   various  rental  agreements,  all  of   which   were
     cancelable. The Company had no other lease obligations at June 30, 2001.

NOTE 6 - USE OF ESTIMATES

     The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

                    Wine Systems Design, Inc.
                  Notes to Financial Statements
                          June 30, 2001
                           -continued-


NOTE 7 - INCOME TAXES

     Under Financial Accounting Board Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The Company has a net operating loss (NOL's) of approximately $10,600.

Deferred tax benefit (34% statutory rate) 3,600
Valuation allowance                       3,600
Net Benefit                               $ -0-
                                          -----

     Due to the uncertainty of utilizing the NOL and recognizing the deferred tax benefit, an offsetting valuation allowance has been provided.

NOTE 8 - COMMENCEMENT OF PLANNED ACTIVITIES

     The Company has previously been considered a development stage enterprise. During the current period the Company began planned activities and recognized significant income, therefore the Company is no longer considered a development stage enterprise.

NOTE 9 - RELATED PARTY TRANSACTIONS

     The principal shareholder of the Company receives a fee in return for management, advisory and other services rendered and incidental use of the shareholder's residence as a corporate address in the amount of $3,000 per month. The shareholder has elected to waive payment of the fee which is shown on the financials as a contribution to capital.

Item  23.  Changes  In  and  Disagreements  With  Accountants  on
Accounting and Financial Disclosure.

None.

-28

         PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

WSD's Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer. WSD indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at WSD's request as one of its officers or directors. WSD may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of WSD's directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, WSD's best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. WSD has agreed to pay all costs and expenses relating to the registration of its common stock, but the Selling Stockholders will be responsible for any related commissions, taxes, attorney's fees, and related charges in connection with the offer and sale of the Shares. All amounts are estimated except the SEC Registration Fee.

SEC Registration Fee                    $13
EDGAR Conversion Fees                $1,500
Blue Sky Qualification Fees            $250
and Expenses
Accounting Fees and Expenses         $1,000
Legal Fees and Expenses              $5,000
Printing and Engraving                 $200

Miscellaneous                          $500
Total                                $8,463

Item 26. Recent Sales of Unregistered Securities.

On October 26, 2000, WSD issued 10,000,000 shares of common stock to Michael G. Quinlan, a founder of WSD, for services valued at $10,000 (at $0.001 per share). That sale of stock by WSD did not involve any public offering or solicitation. At the time of the issuance, Michael G. Quinlan was in possession of all available material information about WSD. Also, having operated a similar business, Michael G. Quinlan had a degree of financial sophistication, which allowed him to make an independent assessment of the investment merits of WSD. On the basis of these facts, WSD claims that the issuance of stock to Michael G. Quinlan was qualified for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

On November 27, 2000 WSD issued 400,000 shares of common stock for cash of $10,000 (at $0.025 per share) to Earl Gilbrech, an unaffiliated investor, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Mr. Gilbrech, an acquaintance of Mr. Quinlan for approximately five years and a sophisticated investor, was familiar with Mr. Quinlan's business plans and made the investment decision on the basis of material information disclosed to him by Mr. Quinlan.

In March 2001, WSD completed an offering of Common Stock to a group of unaffiliated private investors. WSD issued 108,000 shares of common stock for cash at $0.25 per share to twenty-seven shareholders unaffiliated with WSD. That offering was conducted pursuant to an exemption from registration under Regulation D, Rule 506 of the Securities Act of 1933, as amended. As of the date of this Prospectus, WSD has 10,508,000 shares of $0.001 par value common stock issued and outstanding.

Item 27. Exhibits.

Exhibit                Name and/or Identification of Exhibit
Number

   3.    Articles of Incorporation & By-Laws
         (a)  Articles of Incorporation of WSD filed on August
              31, 2000.
         (b)  Bylaws of WSD adopted on September 1, 2000.

   5.    Opinion on Legality
         Attorney Opinion Letter.

  15.    Letter on Unaudited Interim Financial Information
         Consent of Michael L. Stuck CPA, PC.

  23.    Consent of Experts and Counsel
         a) Consent of Counsel, incorporated by reference to
         Exhibit 5 of this filing.
         b) Consent of Independent Auditor.

Item 28. Undertakings.

In this Prospectus, WSD is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, WSD is registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) which are to be offered or sold solely by or on behalf of a person or persons other than the registrant, (b) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness, and (c) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, WSD includes the following undertakings in this Prospectus:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Prospectus:

 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To  reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
     information   set  forth  in  the  Registration   Statement.
     Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Insofar as indemnification for liabilities arising under  the
Securities  Act  of 1933 may be permitted to directors,  officers and  controlling  persons  of  the  Registrant  pursuant  to  the
provisions  described  in  Item  14  above,  or  otherwise,   the
Registrant has been advised that in the opinion of the Securities and  Exchange  Commission such indemnification is against  public policy  as  expressed in the Securities Act  and  is,  therefore,
unenforceable.   In  the event that a claim  for  indemnification
against  such  liabilities  (other  than  the  payment   by   the
Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any  action,  suit or proceeding) is asserted by  such  director, officer  or  controlling person in connection with the securities being  registered, the Registrant will, unless
in the opinion of its counsel the matter has been settled by controlling precedent,submit to a court of appropriate jurisdiction the question of whether  such indemnification by it is against public  policy  as
expressed  in  the  Act  and  will  be  governed  by  the   final
adjudication of such issue.

                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Scottsdale State of Arizona on October 25, 2001 .

                    Wine Systems Design, Inc.
--------------------------------------------------------------------------
                          (Registrant)

      By: /s/ Michael G. Quinlan, President & Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

     Signature               Title                  Date
     ---------               -----                  ----

/s/ Michael G.Quinlan     President & Director      October 25, 2001
-------------------
 Michael G. Quinlan


/s/ Michelle R.Quinlan     Secretary & Director     October 25, 2001
-------------------
Michelle R. Quinlan


/s/ Michael G.Quinlan      Principal Financial      October 25, 2001
                              Officer
-------------------
 Michael G. Quinlan


/s/ Michael G.Quinlan     Principal Accounting      October 25, 2001
                             Officer
-------------------
 Michael G. Quinlan

              Dealer Prospectus Delivery Obligation
              -------------------------------------
Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.